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Exhibit 3.11

CERTIFICATE OF INCORPORATION

OF

CLASSMATES MEDIA, INC.

ARTICLE I.

        The name of the corporation is Classmates Media, Inc. (the "Corporation").

ARTICLE II.

        The address of the Corporation's registered office in the State of Delaware is 2711 Conterville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company

ARTICLE III.

        The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under General Corporation Law of Delaware.

ARTICLE IV.

        The aggregate number of shares which the Corporation is authorized to issue in One Hundred (100) shares of Common Stock with a par value of $0.001 per share.

ARTICLE V.

        The name and mailing address of the incorporator are as follows:

Neal Black Wilson Sonsini Goodrich & Rosati Professional Corporation 5300 Carillon Point Kirkland, Washington 98033

ARTICLE VI.

        1.    Number of Directors.    The number of directors, which constitutes the whole Board of Directors of the Corporation, shall be designated in the Bylaws of the Corporation.

        2.    Election of Directors.    Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation

ARTICLE VII.

        In furtherance and not in limitation of the powers conferred by statues, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

ARTICLE VIII.

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit, and to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation law as the same exists or may hereafter be amended. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX.

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X.

        The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter proscribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

        [Remainder of Page Intentionally Left Blank]

        The undersigned incorporator hereby acknowledges that the above Certificate of Incorporation of Classmates Media, Inc. is the act and deed of such incorporator and that the facts stated therein are true.

Dated: May 29, 2003	/s/ NEAL BLACK Name: Neal Black Title: Incorporator

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  Exhibit 3.11
CERTIFICATE OF INCORPORATION OF CLASSMATES MEDIA, INC. ARTICLE I.
ARTICLE II.
ARTICLE III.
ARTICLE IV.
ARTICLE V.
ARTICLE VI.
ARTICLE VII.
ARTICLE VIII.
ARTICLE IX.
ARTICLE X.